EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated May 27, 2003, except for the reclassifications relating to discontinued operations described in Note 16 which are as of February 13, 2004, relating to the financial statements of AMC Entertainment Inc., which appears in AMC Entertainment Inc.’s Current Report on Form 8-K dated February 13, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
March 24, 2004